UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 9, 2007

CTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Indiana	1-4639	35-0225010
(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

905 West Boulevard North
Elkhart, Indiana		46514
(Address of Principal Executive Offices)		(Zip Code)

Registrants' Telephone Number, Including Area Code: (574) 293-7511

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition.

On February 9, 2007, CTS Corporation (the “Company”) issued a press release providing certain preliminary results for the fourth quarter and fiscal year 2006 as more fully described in the press release, a copy of which is attached as Exhibit 99.1 hereto.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933.

Item 4.02     (a) Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

The Company also announced in the press release issued on February 9, 2007 that it has commenced a review of account reconciliation issues related to accounts payable and inventory at its Moorpark manufacturing location.

The Company had previously announced on January 30, 2007 that it would delay its year-end earnings release until completion of the reconciliation of accounts payable and inventory at this location.

The review was initiated by management and is being conducted under the oversight of the Audit Committee. The Company has retained outside counsel and is in the process of engaging an independent forensic accountant to assist in the review.

To date, the review has identified inconsistencies in the recorded amounts for accounts payable and inventory that indicate substantial unrecorded material usage variances at the Moorpark location possibly beginning in 2005 and continuing through 2006. Because the review is ongoing, management has not yet made a determination as to the full scope or effect of these variances. Based on the preliminary review, management believes that the variances may result in increases in cost of goods sold for this location of $6.4 million spread through the four quarters of 2006.  The net impact on the Company’s earnings is expected to be approximately $4 million in the aggregate when adjusted for the reduced tax rate and reduced variable compensation accrual.

Accordingly, on February 7, 2007, after consultation with the Audit Committee and the Board of Directors, management has determined that the Company’s financial statements for the first three quarters of 2006 should not be relied upon. The Company expects to complete the review as quickly as possible and will provide an update regarding the above estimates concurrent with the completion of the review.

Management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Company's independent registered public accountant.

    Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.
              Not applicable.

(b)	Pro Forma Financial Information.
              Not applicable.

(c)	Shell Company Transactions.
      Not applicable.

         (d)        Exhibits.

              The following exhibits are filed with this report:

            Exhibit No.     Exhibit Description
                    99.1   Press Release dated February 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS CORPORATION

/s/ Richard G. Cutter
By:     Richard G. Cutter
   Vice President, Secretary
   and General Counsel

Date:  February 9, 2007

EXHIBIT INDEX

Exhibit No.  Exhibit Description

99.1	Press Release dated February 9, 2007